UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 4, 2016

Date of Report (Date of earliest event reported)

Higher One Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

115 Munson Street

New Haven, CT 06511

(Address of principal executive offices)(Zip Code)

(203) 776-7776

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously announced, on June 29, 2016, Higher One Holdings, Inc., a Delaware corporation (the “Company”), Winchester Acquisition Holdings Corp., a Delaware corporation (“Parent”) and a wholly owned subsidiary of Blackboard Super Holdco, Inc. (“Super Holdco”), which owns Blackboard Inc. (“Blackboard”), and Winchester Acquisition Corp., a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of Parent, entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Parent agreed to cause Merger Sub to commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for a purchase price of $5.15 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding taxes, on the terms and subject to the conditions set forth in the Merger Agreement.

The Offer expired at 9:00 a.m., New York City time, on Thursday, August 4, 2016. The Depositary for the Offer has indicated that a total of 36,175,852 Shares (excluding Shares tendered pursuant to guaranteed delivery procedures but not yet delivered and Shares that were owned as of the date of the commencement of the Offer by the Company or any direct or indirect wholly owned subsidiary of the Company) were validly tendered in accordance with the terms of the Offer and not withdrawn on or prior to the expiration of the Offer. The validly tendered Shares represent approximately 74% of the Shares outstanding as of the expiration of the Offer. In addition, notices of guaranteed delivery have been delivered with respect to 507,590 Shares. The number of Shares tendered into the Offer satisfied the Minimum Tender Condition (as defined in the Merger Agreement) as of the expiration of the Offer. As a result, all conditions to the Offer were satisfied and Merger Sub accepted for payment all Shares that were validly tendered and not withdrawn, in accordance with the terms of the Offer.

Also on August 4, 2016, following the expiration of the Offer and acceptance for payment of the Shares tendered pursuant to the Offer, Parent completed its acquisition of the Company pursuant to the terms of the Merger Agreement. Pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), without any stockholder approvals. As a result of the Merger, each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was automatically cancelled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement), without interest thereon, other than Shares held by the Company, Parent or Merger Sub or any of their respective wholly owned subsidiaries, which Shares were cancelled and ceased to exist without payment being made with respect to such Shares.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2016, and is incorporated herein by reference.

The following events took place in connection with the consummation of the Merger:

Item 1.02	Termination of a Material Definitive Agreement.

Credit Agreement

In connection with the completion of the Merger, on August 4, 2016, Higher One, Inc. (“Higher One”), a Delaware corporation and direct wholly owned subsidiary of the Company, terminated the existing credit agreement, dated as of October 16, 2012 (as amended, the “Credit Agreement”), among Higher One, as borrower, the Company, Higher One Machines, Inc., Higher One Real Estate, Inc. and Higher One Real Estate SP, LLC, as guarantors, Bank of America, N.A. as administrative agent, swingline lender and letter of credit issuer, and the other lenders party thereto, and all commitments thereunder. At the time of such termination, there were no outstanding revolving loans or outstanding letters of credit under the Credit Agreement. In connection with such termination, all liens on the assets of Higher One, the Company and Higher One’s subsidiaries securing such facility, together with such subsidiary or Company guarantees, were released and terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained or incorporated by reference in the Introductory Note above is incorporated herein by reference in this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in the Introductory Note of this Current Report on Form 8-K, on August 4, 2016, the Company requested that trading of the Shares on the New York Stock Exchange (“NYSE”) be suspended prior to market open on August 5, 2016 and that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Shares will be delisted from NYSE prior to market open on August 5, 2016. The Company also intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and to deregister its Shares under Section 12(g) of the Exchange Act.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth or incorporated by reference in the Introductory Note and Items 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the completion of the Offer, a change in control of the Company occurred. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

The information set forth or incorporated by reference in the Introductory Note and Items 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time on August 4, 2016, Marc Sheinbaum, Paul Biddelman, Thomas Anderson, David Cromwell, Lowell W. Robinson, Michael E. Collins, Robert Hartheimer, Samara Braunstein, Sheldon Goldfarb and Mark Volchek resigned as members of the Company’s Board of Directors and William Ballhaus, Stuart Kupinsky and Lisa Mayr became the directors of the Company. At the time Messrs. Ballhaus and Kupinsky and Ms. Mayr assumed the roles of directors, it had not yet been determined on which committees, if any, of the Board of Directors of the Company Messrs. Ballhaus and Kupinsky and Ms. Mayr would serve.

Information about Messrs. Ballhaus and Kupinsky and Ms. Mayr is contained in the Offer to Purchase, filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO originally filed by Merger Sub, Parent and Super Holdco with the SEC on July 7, 2016, which is included as Exhibit 20.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, effective as of the Effective Time, to be identical to the certificate of incorporation and bylaws of Merger Sub in effect immediately prior to the Effective Time, except that the name of the Company as the surviving corporation in the Merger is “Higher One Holdings, Inc.” Copies of the Company’s fifth amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On August 4, 2016, Blackboard issued two press releases (the “Press Releases”) announcing the expiration of the Offer and closing of its acquisition of the Company, respectively. The Press Releases were filed as Exhibits (a)(5)(F) and (a)(5)(G) to the Schedule TO-T/A filed by Blackboard on August 4, 2016 and are incorporated herein by reference. The information in this Item 8.01 (and in the Press Releases) is being furnished to, and shall not be deemed “filed” with, the SEC for purposes of the Section 18 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2016, by and between Higher One Holdings, Inc., Winchester Acquisition Holdings Corp. and Winchester Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Higher One Holdings, Inc. on June 30, 2016).

3.1	Fifth Amended and Restated Certificate of Incorporation of Higher One Holdings, Inc.

3.2	Amended and Restated By-Laws of Higher One Holdings, Inc.

20.1	Offer to Purchase dated July 7, 2016 (incorporated by reference to Exhibit (a)(1)(A) to the Schedule TO filed by Winchester Acquisition Corp., Winchester Acquisition Holdings Corp. and Blackboard Super Holdco, Inc. on July 7, 2016).

99.1	Press release issued by Blackboard Inc. on August 4, 2016 announcing the expiration and results of the Offer (incorporated by reference to Exhibit (a)(5)(F) to the Schedule TO-T/A filed by Blackboard Inc. on August 4, 2016).

99.2	Press release issued by Blackboard Inc. on August 4, 2016 announcing the completion of the acquisition (incorporated by reference to Exhibit (a)(5)(G) to the Schedule TO-T/A filed by Blackboard Inc. on August 4, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Higher One Holdings, Inc.

Date: August 4, 2016	By:	/s/ Marc Sheinbaum
	Name:	Marc Sheinbaum
	Title:	President and Chief Executive Officer

INDEXS TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2016, by and between Higher One Holdings, Inc., Winchester Acquisition Holdings Corp. and Winchester Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Higher One Holdings, Inc. on June 30, 2016).

3.1	Fifth Amended and Restated Certificate of Incorporation of Higher One Holdings, Inc.

3.2	Amended and Restated By-Laws of Higher One Holdings, Inc.

20.1	Offer to Purchase dated July 7, 2016 (incorporated by reference to Exhibit (a)(1)(A) to the Schedule TO filed by Winchester Acquisition Corp., Winchester Acquisition Holdings Corp. and Blackboard Super Holdco, Inc. on July 7, 2016).

99.1	Press release issued by Blackboard Inc. on August 4, 2016 announcing the expiration and results of the Offer (incorporated by reference to Exhibit (a)(5)(F) to the Schedule TO-T/A filed by Blackboard Inc. on August 4, 2016).

99.2	Press release issued by Blackboard Inc. on August 4, 2016 announcing the completion of the acquisition (incorporated by reference to Exhibit (a)(5)(G) to the Schedule TO-T/A filed by Blackboard Inc. on August 4, 2016).